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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Citizens Communications Company of our report dated February 15, 2001 relating to the combined financial statements of the Frontier Incumbent Local Exchange Carrier Businesses, which appears on Form 8-K of Citizens Communications Company dated March 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York
March 30, 2001